UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2026

ORION PROPERTIES INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-40873	87-1656425
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 E. Camelback Road, Suite 1060
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(602)	698-1002
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.001 par value per share	ONL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 26, 2026, Orion Properties Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with The Kawa Fund Limited and Kawa Capital Management, Inc. (collectively, “Kawa”) in connection with discussions between the parties regarding (i) Kawa’s notice of intent to nominate director candidates for election to the board of directors of the Company (the “Board”) and (ii) a strategic options review of the Company as announced in the Company’s press release described below. The Company and Kawa are each herein referred to as a “party.”
Effective upon the execution of the Cooperation Agreement, Kawa withdrew its notice of intent to nominate director candidates for election to the Board at the Company’s 2026 annual meeting of stockholders.
Pursuant to the Cooperation Agreement, the Company is commencing a review of strategic options for the Company (the “Strategic Review Process”), which review may include, without limitation, the consideration of potential acquisition and merger targets, the potential sale of the Company and continuing to operate as an independent publicly traded entity. The Cooperation Agreement does not obligate the Company to pursue or consummate any such transaction or require the Board to take any action that it determines in good faith is inconsistent with its duties under applicable law. The Cooperation Agreement also provides Kawa the opportunity, if Kawa desires, to participate in the Strategic Review Process on substantially the same terms as other participants.
The Cooperation Agreement contains customary standstill and non-disparagement provisions. The Cooperation Agreement will terminate on September 1, 2026. Pursuant to the Cooperation Agreement, Kawa must cause all shares of common stock pursuant to which it has the sole or shared power to direct the voting to be present for quorum purposes at the Company’s 2026 annual meeting of stockholders and to refrain from “withholding” or voting “against” the directors nominated by the Board for election at such annual meeting.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On January 26, 2026, the Company issued a press release announcing the Strategic Review Process and the execution of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”). All of the information in the Press Release is incorporated by reference herein.
The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated January 26, 2026, among Orion Properties Inc., The Kawa Fund Limited and Kawa Capital Management, Inc.
99.1	Press Release issued January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION PROPERTIES INC.

By:	/s/ Paul H. McDowell
Name:	Paul H. McDowell
Title:	Chief Executive Officer and President

Date: January 26, 2026